As filed with the Securities and Exchange Commission on September 29, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RITTER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	26-3474527
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Ritter Pharmaceuticals, Inc.
1880 Century Park East #1000

Los Angeles, CA 90067

(310) 203-1000

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive office)

Michael D. Step

Chief Executive Officer

Ritter Pharmaceuticals, Inc.

1880 Century Park East #1000

Los Angeles, CA 90067

(310) 203-1000

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Michael Sanders, Esq. Aron Izower, Esq. Reed Smith LLP 1901 Avenue of the Stars, Suite 700 Los Angeles, California 90067-6078 Telephone: (310) 734-5200	Anthony J. Marsico, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. 666 Third Avenue New York, NY 10017 Telephone: (212) 935-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: [X]           333-219147

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering: [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if smaller reporting company)	Smaller reporting company [X]
Emerging growth company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)		Amount of Registration Fee
Class A Units consisting of:	$		$
(i) Common Stock, par value $0.001 per share		―		―
(ii) Warrants to purchase Common Stock	$		$
Class B Units consisting of:		―		―
(i) Series A Convertible Preferred Stock, par value $0.001 per share	$		$
(ii) Warrants to purchase Common Stock
(iii) Common Stock issuable upon conversion of the Series A Convertible Preferred Stock	$		$
Common Stock issuable upon the exercise of the Warrants to purchase Common Stock	$	―	$	―
Total		$7,245,000		$839.70

(1) Represents only the additional dollar amount of securities being registered and includes the additional dollar amount of securities that the underwriters have the option to purchase to cover over-allotments, if any. Does not include the securities that the registrant previously registered on the registration statement on Form S-1 (File No. 333-219147).

(2) Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Based on the public offering price per share.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed with respect to the registration of additional shares of common stock, with par value of $0.001 per share, of Ritter Pharmaceuticals, Inc., a corporation organized under the laws of the State of Delaware (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-219147) filed by the Registrant with the Securities and Exchange Commission, as amended, declared effective on September 28, 2017, including exhibits and power of attorney thereto, are incorporated by reference in this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, California, on September 29, 2017.

RITTER PHARMACEUTICALS, INC.

By:	/s/ Michael D. Step
Name:	Michael D. Step
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael D. Step	Chief Executive Officer and Director	September 29, 2017
Michael D. Step	(Principal Executive Officer)

/s/ Ellen Mochizuki	Vice President, Finance	September 29, 2017
Ellen Mochizuki	(Principal Financial Officer and Principal Accounting Officer)

/s/ Ira E. Ritter	Executive Chairman, Chief Strategic Officer	September 29, 2017
Ira E. Ritter	and Director

/s/ Andrew J. Ritter	President and Director	September 29, 2017
Andrew J. Ritter

Director
Noah Doyle

*	Director	September 29, 2017
Matthew W. Foehr

*	Director	September 29, 2017
Paul V. Maier

*	Director	September 29, 2017
William M. Merino

*	Director	September 29, 2017
Gerald T. Proehl

* By:	/s/ Andrew J. Ritter
Andrew J. Ritter
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Reed Smith LLP.

23.1	Consent of Mayer Hoffman McCann P.C., independent registered public accounting firm

23.2	Consent of Reed Smith LLP (See Exhibit 5.1 above).

24.1	Power of Attorney (included on the signature page to the Registration Statement on Form S-1 (File No. 333-208818) filed by the Registrant on December 30, 2015.)